UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Departure of Directors and Certain Officers

On May 12, 2022, immediately following the Annual Meeting of Stockholders (the “Annual Meeting”) of AAON, Inc. (the “Company”), Paul K. Lackey, Jr. retired from the Board of Directors, as previously disclosed. Mr. Lackey’s decision to not stand for re-election was not as a result of any disagreement with the Company.

Effective May 12, 2022, Norman H. Asbjornson retired from his position as Executive Chairman, as previously disclosed. Mr. Asbjornson will continue to serve as a member of the Board of Directors and will assist the Company in a consulting and advisory role until May 2024. Mr. Asbjornson's decision to retire was not as a result of any disagreement with the Company.

Election of Directors

During the Annual Meeting, A.H. ("Chip") McElroy II and Bruce Ware were each re-elected to the Board of Directors (as disclosed in Item 5.07 below).

Appointment of Certain Officers

On May 18, 2022, the Company announced its Board of Directors has promoted Casey R. Kidwell as Vice President of Administration, effective May 12, 2022. Mr. Kidwell, 44, joined the Company in 2021 as Director of Administration. Prior to joining the Company, he served almost 10 years in various roles at WPX Energy, including most recently as Human Resources Operations Manager. Mr. Kidwell graduated from Oklahoma State University with a Bachelor of Science in Human Resource Management.

Mr. Kidwell will be eligible to participate in all elements of the Company’s executive compensation package. Mr. Kidwell and the Company have not entered into any employment agreement in connection with his election to this position.

Mr. Kidwell does not have any family relationships with any of the Company’s directors or officers and is not party to any transactions of the type listed in Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2022, at the Annual Meeting, the Company's stockholders (i) elected each of the nominees listed below to the Company's Board of Directors to serve until the 2025 Annual Meeting of Stockholders, or until their respective successors are elected and qualified; (ii) approved, on an advisory basis, a resolution on the compensation of the Company's named executive officers as set forth in the Proxy Statement; and (iii) ratified the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
A.H. McElroy II	42,141,121	3,230,493	35,739	2,894,537
Bruce Ware	45,307,037	64,591	35,725	2,894,537

(ii) The voting results to approve, on an advisory basis, a resolution on the compensation of the Company's named executive officers as set forth in the Proxy Statement were as follows:

For	Against	Abstain	Broker Non-Votes
43,059,633	2,163,645	98,924	2,894,537

(iii) The voting results with respect to the ratification of the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022 were as follows:

For	Against	Abstain	Broker Non-Votes
47,748,758	429,111	38,870	—

Item 8.01 Other Events.

The Company today announced that the Board of Directors has declared its next regular semi-annual cash dividend of $0.19 per share or $0.38 annually. The next cash dividend will be payable on July 1, 2022, to stockholders of record as of the close of business on June 3, 2022.

Additionally, on May 12, 2022, the Board of Directors approved the appointment of A.H. ("Chip") McElroy II as Independent Chairman of the Board and Caron Lawhorn as Independent Vice Chair of the Board.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated May 18, 2022 announcing semi-annual cash dividend.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	May 18, 2022	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary